As filed with the Securities and Exchange Commission on November 12, 2009
Registration No. 333-152760
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 7
TO
Form S-11
FOR REGISTRATION UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES
UNITED DEVELOPMENT FUNDING IV
(Exact name of registrant as specified in governing instruments)

The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
(214) 370-8960
(800) 859-9338
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Hollis M. Greenlaw, Esq.
Chairman and Chief Executive Officer
The United Development Funding Building
Suite 100
1301 Municipal Way
Grapevine, Texas 76051
(214) 370-8960, (800) 859-9338
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Lauren Burnham Prevost, Esq. Seth K. Weiner, Esq. Morris, Manning & Martin, LLP 1600 Atlanta Financial Center 3343 Peachtree Road, N.E. Atlanta, Georgia 30326-1044 (404) 233-7000	Peter M. Fass, Esq. James P. Gerkis, Esq. Proskauer Rose LLP 1585 Broadway New York, NY 10036 (212) 969-3025

Approximate date of commencement of proposed sale to the public:  As soon as practicable following effectiveness of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     The purpose of this Pre-Effective Amendment No. 7 to the Registration Statement on Form S-11 is solely to file exhibits to the Registration Statement as set forth below in Item 36(b) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.	Quantitative and Qualitative Disclosures about Market Risk

Incorporated by reference from Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative Disclosures about Market Risk.”

Item 31.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting compensation, to be paid by us while issuing and distributing the common shares of beneficial interest being registered. All amounts are estimates and assume the sale of 25,000,000 shares except the registration fee and the FINRA filing fee.

SEC Registration Fee	$27,510
FINRA Filing Fee	70,500
Printing and Postage Expenses	3,000,000
Legal Fees and Expenses	900,000
Accounting Fees and Expenses	550,000
Blue Sky Fees	355,000
Sales Literature Expenses	2,637,190
Escrow and Transfer Agent Expenses	992,000
Organization and Development Expenses	3,519,800
Seminars	48,000
Bona Fide Due Diligence Expenses	2,900,000

Total expenses	$15,000,000

Item 32.	Sales to Special Parties

In connection with our incorporation, we issued 1,000 common shares of beneficial interest to UMT Holdings, L.P. for $200.00 per share in a private offering on June 12, 2008. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares of beneficial interest, whereby every common share of beneficial interest was converted and reclassified into ten common shares of beneficial interest, resulting in UMT Holdings, L.P. holding 10,000 of our common shares of beneficial interest.

Our executive officers and trustees, as well as officers and affiliates of our advisor (and employees of our advisor and its affiliates), including their family members (including spouses, parents, grandparents, children and siblings), may purchase shares offered in this offering at a discount. The purchase price for such shares will be $18.00 per share, reflecting that selling commissions in the amount of $1.30 per share and dealer manager fees in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

We may sell shares to retirement plans of soliciting dealers participating in the offering, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities net of selling commissions resulting in a purchase price of $18.70 per share, or 93.5% of the public offering price, reflecting the fact that selling commissions in the amount of $1.30 per share will not be payable in connection with such sales. The net proceeds to us from such sales will be identical to net proceeds we receive from other sales of shares.

We will not pay any selling commissions in connection with the following special sales: (1) the sale of the shares to one or more select dealers and their officers and employees and some of their affiliates who so request; and (2) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset fee arrangement. The net proceeds to us will not be affected by any such reductions in selling commissions.

Investors may agree with their soliciting dealers to reduce the amount of selling commissions payable with respect to the sale of their shares down to zero (1) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such transactions.

In connection with sales of certain minimum numbers of shares to a purchaser, volume discounts resulting in reductions in selling commissions payable with respect to such sales are available. Any such reduction will be credited by reducing the purchase price per share payable by the investor. The net proceeds to us will not be affected by volume discounts.

Item 33.	Recent Sales of Unregistered Securities

In connection with our incorporation, we issued 1,000 common shares of beneficial interest to UMT Holdings, L.P. for $200.00 per share in a private offering on June 12, 2008. Such offering was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act. Effective as of August 1, 2008, we effected a 10-for-1 split of our common shares of beneficial interest, whereby every common share of beneficial interest was converted and reclassified into ten common shares of beneficial interest, resulting in UMT Holdings, L.P. holding 10,000 of our common shares of beneficial interest.

Item 34.	Indemnification of Trustees and Officers

Maryland law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains a provision that eliminates trustees’ and officers’ liability to the extent permitted by Maryland law.

Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted for directors and officers of Maryland corporations. The Maryland General Corporation Law (the “MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the entity or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met. It is the position of the Securities and Exchange Commission that indemnification of trustees and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Our declaration of trust requires us to indemnify and advance expenses to our trustees, officers and advisor and our advisor’s affiliates and permits us to indemnify and advance expenses to our employees and agents to the extent permitted by Maryland law.

However, under our declaration of trust, we may not indemnify our trustees or our advisor and its affiliates for any liability or loss suffered by them or hold harmless our trustees or our advisor and its affiliates for any loss or liability suffered by us, unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the party seeking indemnification was acting on our behalf or performing services for us; (iii) such liability or loss was not the result of (A) negligence or misconduct in the case of non-independent trustees, our advisor or our advisor’s affiliates or (B) gross negligence or willful misconduct in the case of independent trustees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from shareholders. Notwithstanding the foregoing, our trustees, our advisor and its affiliates and any persons acting as a broker-dealer may not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Our declaration of trust further provides that the advancement of funds to our trustees and our advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (ii) the party seeking the advance provides us with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; (iii) the legal action is initiated by a third party who is not a shareholder or the legal action is initiated by a shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iv) the party seeking the advance undertakes to repay the advanced funds to us together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification.

Prior to the commencement of the public offering of our shares, we will purchase and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35.	Treatment of Proceeds from Shares Being Registered

Not Applicable

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:  The list of the financial statements filed as part of this Registration Statement on Form S-11 is set forth on page F-1 herein.

(b) Exhibits:  The list of exhibits filed as part of this Registration Statement on Form S-11 is submitted in the Exhibit Index following the signature pages herein.

Item 37.	Undertakings

(a) We undertake to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b) We undertake (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) We undertake to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d) We undertake to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e) We undertake to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

(f) We undertake that, for the purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) under the Securities Act as part a registration statement relating to an offering, other than registration statements relying on Rule 430B under the Securities Act or other than prospectuses filed in reliance on Rule 430A under the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(g) For the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424 under the Securities Act; (ii) any free writing prospectus relating to the offering prepared by us or on our behalf or used or referred to by us; (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by us or on our behalf; and (iv) any other communication that is an offer in the offering made by us to the purchaser.

(h) We undertake to provide to the shareholders the financial statements as required by Form 10-K for the first full fiscal year of our operations.

(i) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our trustees, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our trustees, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

Table VI presents summary information relating to the acquisition of mortgage loans and equity investments since January 1, 2003 by Prior Real Estate Programs having investment objectives similar or identical to ours. All figures are through December 31, 2008.

United Mortgage Trust

	2003	2004	2005	2006	2007	2008	Total

Number of long-term loan originations	27	11	13	43	15	15	124
Number of interims originations	1,087	925	1,023	1,192	557	277	5,061

Total	1,114	936	1,036	1,235	572	292	5,185

Long-term loans purchased	$1,364,900	$2,769,918	$3,608,766	$1,720,972	$668,427	$690,302	$10,823,285
Interims purchased	99,815,148	77,448,687	81,202,207	88,408,104	48,602,610	6,531,253	402,008,009

Total	$101,180,048	$80,218,605	$84,810,973	$90,129,076	$49,271,036	$7,221,555	$412,831,294

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P.

					Cash
		# of Acres	Date of	Investment	Expenditures		Profit	Payments
Name of Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total

170 Dowdell, Ltd	Harris County	170 Acres	March 2, 2004	16,696,885	52,041	—	—	(4,457,105)	—	12,291,821
Cottonwood Ventures GP	Dallas County	45 Lots	September 30, 2003	200,000	5,959	—	79,588	(285,547)	—	—
CVGP	Tarrant County	403 Acres	March 15, 2004	1,200,025	406	1,557,474	—	(2,307,907)	(450,000)	(2)
One KR Venture	Bexar County	317.85 Acres	March 1, 2005	19,608,006	68,846	3,835,394	—	(7,392,503)	(20,130)	16,099,613
208 Meadowview Farms, LTD	Harris County	208 Acres	March 31, 2005	400,000	—	—	—	(400,000)	—	—
Hibernia Townhouses, LLC	Dallas County	10 Lots	NA	900	20,707	—	20,000	(41,607)	—	(0)
Downtown Vistas Development Company II, LP	Dallas County	.447 Acres	May 31, 2005	76,543	54,370	695,086	—	(2,575,998)	1,750,000	1
HLL Land Acquisitions of Texas, LP	Bexar County	766 Lots	May 18, 2005	18,379,442	80,483	(1,609,085)	—	(2,040,084)	4,152,445	18,963,201
HLL Land Acquisitions of Texas, LP(cont’d)	Collin County	766 Lots		—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP(cont’d)	Galveston County	558 Lots		—	—	—	—	—	—	—
HLL Land Acquisitions of Texas, LP(cont’d)	Harris County	1,538 Lots		—	—	—	—	—	—	—
HLLII Land Acquisitions of Texas, LP	Bexar County	396 Lots	April 14, 2005	851,881	104,876	(286,177)	—	(3,564)	1,785,737	2,452,753
HLLII Land Acquisitions of Texas, LP(cont’d)	Harris County	799 Lots		—	—	—	—	—	—	—
HLLII Land Acquisitions of Texas, LP(cont’d)	Galveston County	392 Lots		—	—	—	—	—	—	—
El Tesoro Development, Ltd.	Harris County	167.056 Acres	August 31, 2005	364,479	44,005	—	—	—	1,136,293	1,544,778
Shahan Prairie, L.P.,	Denton County	102.324 Acres		—	—	—	—	—	—	—
Preston Farms, LP	Collin County	167.02 Acres	June 4, 2004	—	—	—	—	—	—	—
Sendera Ranch Phase I Development LP	Tarrant County	83 Lots	September 30, 2003	200,000	502	—	47,032	(247,534)	—	—
Buffington JV Fund II, Ltd.	Bexar County	1,718 Lots		3,640,454	—	(823,271)	—	(2,817,183)	—	—
Rough Hollow	Travis County, TX	47 Lots	February 21, 2006	424,875	—	(711,061)	—	—	—	(286,186)
OU Land Acquisitions Two, LP	Harris County		January 3, 2007	223,738	—	(23,958)	—	—	—	199,780
Williamsburg	Rockwall County	436 Acres	January 25, 2007	6,407,760	—	(591,102)	—	—	—	5,816,658
OU Land Acquisitions, LP	Harris County	468 Lots	May 3, 2006	6,535,229	—	—	—	—	—	6,535,229
UDF TX One, LP - Briarwyck	Roanoke, TX	193 acres	July 12, 2006	14,213,871	—	—	—	(5,479,351)	—	8,734,520
UDF TX One, LP - Meridian Village	Douglas County, CO	104 platted lots	December 20, 2006	7,385,738	—	—	—	(2,584,000)	—	4,801,738
UDF PM, LP	Lubbock County	335 lots and 15 additional acres	September 4, 2007	4,258,142	—	—	—	—	—	4,258,142
UDF Northpointe, LP	Collin County	255 lots and 110 additional acres	December 31, 2007	8,895,356	—	—	—	(8,895,356)	—	—
WL Woodland Lakes				6,415,401	—	—	—	—	—	6,415,401

				116,378,725	432,195	2,043,300	146,620	(39,527,739)	8,354,345	87,827,447

(1)	Funded through a profits interest acquired by United Development Funding, L.P. in connection with the loan obtained by Hibernia Townhouses, LLC.

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
				Amount	Cash
		# of Acres	Date of	(Incl	Expenditures			Payments
Name of Borrower	Location	/Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total

15th Street Village Condominiums #1, LP, 15th Street Villiage LP	Collin County	Lot 1 & All of Lot 6	November 27, 2004	1,583,889	33,206	—	(58,179)	(1,558,915)	—	1
15th Street Village, LP	Collin County	Lot 1 & All of Lot 6	November 17, 2003	552,224	9,969	—	—	(562,193)	—	—
Downtown Vista Development Co, LP	Dallas County	.447 Acres	February 5, 2005	391,970	—	—	—	(391,970)	—	—
26 Gleneagles, LTD	Montgomery County	26.456 Acres	February 28, 2005	2,715,232	10,678	—	—	(8,105)	—	2,717,805
Lakewood Heights Development, Inc	Dallas County	4 Lots	February 28, 2005	11,571	1,887	—	—	(13,458)	—	—
Lakewood Heights Development, Inc	Dallas County	.5 Acres	December 1, 2004	5,871	931	—	—	(6,802)	—	—
Boardwalk Land Development, Inc.	Tarrant County	19.985 Acres	July 8, 2004	1,887,457	26,927	—	—	(1,348,573)	—	565,811
Boardwalk Land Development, Inc.	Tarrant County	Lot 1 Block 2	February 28, 2005	—	—	—	—	—	—	—
Centurion Acquisitions, LP	Tarrant County	228 Acres	December 10, 2003	4,771,812	10,436	—	—	(4,782,248)	—	(0)
Arete Real Estate & Development Co.	Harris County	48.15 Acres	October 28, 2003	1,677,122	—	—	—	(1,677,122)	—	—
Sherry R. Conyers, an individual, and Ms. Sherry Hi View Real Estate, LLC,	Kaufman County	12.29 Acres	November 3, 2004	459,888	273	—	—	(460,160)	—	(0)
Cottonwood Valley Partners, L.P.	Tarrant County	45 Lots	May 28, 2004	1,016,198	4,669	—	—	(1,020,867)	—	(0)
HLL Land Acquisitions of Texas, LP	Harris County	342.67 Acres	December 1, 2004	2,187,455	8,437	—	—	(1,670,351)	(525,541)	(0)
Centurion American Custom Homes, Inc.	Tarrant County	45 Lots	August 20, 2003	145,253	—	—	—	(145,253)	—	—
EastChase Villas Ltd	Tarrant County	7.87 Acres	October 28, 2003	680,989	—	—	—	(680,989)	—	—
El Tesoro Development, Ltd.,	Harris County	167.0856 acres	November 24, 2003	1,124,216	12,077	—	—	—	(1,136,293)	(0)
Arete Real Estate and Development Company	Harris County	N/A	November 1, 2004	1,584,297	—	—	—	(1,584,297)	—	0
Forestwood Limited Partnership, Ltd.	Harris County	192 Acres	April 15, 2004	1,856,111	256,778	—	—	(2,112,889)	—	—
Forney Acquisitions LP	Dallas and Kaufman County	3,538.63 Acres	March 14, 2005	13,117,661	1,658	—	—	(13,119,320)	—	(1)
Centurion Acquisitions, LP	Tarrant County	228 Acres	April 1, 2004	839,645	4,661	—	—	(844,306)	—	—

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
				Amount	Cash
		# of Acres	Date of	(Incl	Expenditures			Payments
Name of Borrower	Location	/Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total

HLL Land Acquisitions of Texas, LP	Bexar County	209.7 Acres	October 28, 2004	7,428,236	15,346	—	—	(5,674,567)	(1,769,015)	—
One KR Venture	Bexar County	317.85 Acres	December 1, 2004	5,811,169	7,382	—	—	(5,818,551)	—	0
HLL Land Acquisitions of Texas, LP	Galveston County	182 Acres	November 9, 2004	4,089,450	11,667	—	—	(3,125,336)	(975,780)	0
501 Maple Ridge, LTD	Harris County	416.872 Acres	September 27, 2004	7,900,129	3,803	—	—	(7,903,931)	—	—
Centurion American Custom Homes, Inc.	Tarrant County	105 Lots	July 31, 2003	289,061	611	—	—	(289,672)	—	(0)
HLL Land Acquisitions of Texas, LP	Collin County	189.45 Acres	December 13, 2004	3,570,497	12,450	—	—	(2,713,349)	(869,598)	—
One Creekside LP	Tarrant County	403 Acres	February 10, 2005	1,389,529	3,078	—	—	(1,392,607)	—	(0)
Centurion Acquisitions, LP	Tarrant County	Residential and commercial land	March 7, 2005	14,885,327	13,341	—	—	(14,898,671)	—	(3)
Centurion Acquisitions, LP	Tarrant County	1,238 Lots	November 30, 2004	2,280,000	—	—	—	(2,280,000)	—	—
				—	—	—	—	—	—	—
Llano Development Company	Lubbock County	Section 32, Block AK	October 22, 2004	8,411,852	25,656	—	—	(8,437,509)	—	(0)
Llano Development Company	Lubbock County	220.732 Acres	December 22, 2003	746,007	—	—	—	(746,007)	—	—
Llano Development Company	Lubbock County	220.732 Acres	January 15, 2004	6,425,687	11,907	—	—	(6,437,594)	—	0
Preston Farms, LP	Collin County	167.02 Acres	June 4, 2004	1,418,647	11,496	—	—	(1,430,143)	—	(0)
				1,430,143	—	—	—	(1,430,143)	—	—
Sendera Ranch, Ltd/ Phase 1	Tarrant County	315 Lots	May 28, 2004	2,318,898	6,547	—	—	(2,325,444)	—	1
CMC Communities, Inc.	Dallas County	146.645 Acres	May 27, 2003	2,017,320	31,608	—	—	(2,048,927)	—	1
Shahan Prairie, L.P.,	Denton County	102.324 Acres	August 27, 2004	3,132,753	16,193	—	—	(3,148,946)	—	0
				4,559,011	731	—	—	(4,559,742)	—	(0)
Shale-114, L.P.	Wise County	158.43 Acres	June 25, 2004	1,813,439	10,277	—	—	(1,823,716)	—	0
CMC South Oak, LP.,	Dallas County	101 Lots	April 1, 2003	292,815	25,827	—	—	(318,643)	—	(1)
HLL II Land Acquisitions of Texas, L.P.,	Harris County	120.82 Acres	March 17, 2005	3,310,479	4,973	—	—	(3,099,252)	(216,200)	0
Terrell Mesa Homes, LP	Ellis County	228 Acres	April 26, 2004	184,234	1,950	—	—	(186,183)	—	—
COR Investments, Inc.	Dallas County	18 Lots	September 4, 2003	124,646	—	—	—	(124,646)	—	0

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
				Amount	Cash
		# of Acres	Date of	(Incl	Expenditures			Payments
Name of Borrower	Location	/Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total

Twelve Oaks Partners Ltd	Harris County	400 Lots	January 31, 2004	3,749,946	16,204	—	—	(3,766,151)	—	0
One Creekside LP	Tarrant County	403 Acres	March 11, 2004	6,667,924	2,619	—	—	(6,670,543)	—	—
Ellis County TPR Development, LP	Ellis County	196.971 Acres	October 17, 2003	734,265	2,549	—	—	(736,814)	—	0
LP Woodland Lakes Estates Ltd	Harris County	57.43 Acres	October 15, 2004	1,328,635	16,174	—	—	(1,344,809)	—	(0)
Modern Modular Home Rental Corp.	Harris County	14.66 Acres	July 8, 2004	720,640	128,832	—	—	(849,472)	—	(0)
Wylie Lakes, Ltd	Collin County	121.11 Acres	May 2, 2003	3,176,739	11,915	—	(547,182)	(2,641,471)	—	1
HLL II Land Acquisitions of Texas, L.P.	Bexar County	49.02 Acres	April 8, 2005	1,280,186	3,165	—	—	(824,374)	(458,977)	—

HLL II Land Acquisitions of Texas, L.P.	Harris County	43	May 26, 2005	1,247,287	(296)	—	—	(970,447)	(276,544)	—

Downtown Vista Development Company II, LP	Dallas County	.447 Acres	May 31, 2005	1,750,000	—	—	—	—	(1,750,000)	—

Hibernia Townhouses, LLC	Dallas County	10 Lots	June 29, 2005	657,177	18,138	—	—	(675,314)	—	0

Charles B. Magee	Dallas County	8.1029 Ac	July 8, 2005	1,537,063	41,528	—	—	(1,578,592)	—	(1)

HLL II Land Acquisitions of Texas, L.P.	Galveston County	98.2 Acres	August 1, 2005	1,921,785	13	—	—	(1,581,291)	(340,508)	—

HLL II Land Acquisitions of Texas, L.P.	Harris County	9.60 Acres	April 15, 2005	485,889	—	—	—	—	(485,889)	—

HLL II Land Acquisitions of Texas, L.P.	Bexar County	45.25 Acres	June 6, 2005	579,552	—	—	—	(579,552)	—	—

Arete Real Estate & Development Co.	Harris County	48.15 Acres	June 30, 2005	796,535	11,591	—	—	(808,127)	—	(1)

15th Street Village, LP	Collin County	Lot 1 & All of Lot 6	August 10, 2005	1,270,615	5,973	—	—	(1,276,587)	—	0

High Desert Land Company, Inc.	Mohave County, AZ	85 Lots	September 1, 2005	4,555,693	19,982	—	—	(4,575,675)	—	(0)

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
				Amount	Cash
		# of Acres	Date of	(Incl	Expenditures			Payments
Name of Borrower	Location	/Lots	Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total

Arete Real Estate & Development Co.	Harris County	Approx 30 Tracts	October 31, 2005	14,953,718	397,372	—	—	(7,551,046)	—	7,800,044
Centurion Acquisitions, LP	Denton County	448 Acres	November 22, 2005	1,351,463	2,942	—	—	(1,354,404)	—	1
One KR Venture	Bexar County	317.85 Acres	August 9, 2005	2,781,843	—	—	—	(2,781,843)	—	(0)
Llano Development Company	Lubbock County	220.732 Acres	December 31, 2005	10,199,888	2,641	—	—	(10,202,529)	—	(1)
		Residential and commercial
Centurion Acquisitions, LP	Tarrant County	land (2,000+ acres)	April 21, 2006	980,087	—	—	—	(980,087)	—	—

Buffington Hidden Lakes, Ltd.	Austin, TX	Multiple Assets	June 15, 2006	4,722,409	13,500	—	—	(4,735,910)	—	(1)

Valencia on the Lake, LP	Denton and Ellis County	1,263 Acres	August 29, 2006	11,894,758	22,388	—	—	(11,917,145)	—	1

UMTH LD FLF I, LP	various		November 29, 2006	301,418	1,130	—	—	(302,549)	—	(1)

UMTH LD FLF I, LP	various	67 lots	December 5, 2006	352,280	2,940	—	—	(355,218)	—	2

High Desert Land Company, Inc.	Mohave County, AZ	85 lots	December 4, 2006	546,086	8,203	—	—	(554,289)	—	—

Charles B. Magee	Dallas County	64 lots	December 1, 2006	4,259,400	58,091	—	—	(114,770)	—	4,202,721

High Desert Land Company, Inc.	Mohave County, AZ	29 acres/ 97 lots	January 26, 2006	5,101,629	25,083	—	—	(2,180,666)	—	2,946,046

Buffington JV Fund II, Ltd.	Bexar County	1,718 Lots	January 25, 2006	860,924	—	—	—	(860,924)	—	—

UDF TX Two, LP	Travis County, TX	58 Finished lots	February 24, 2006	3,306,519	19,680	—	—	(656,910)	—	2,669,289

High Desert Land Company, Inc.	Mohave County, AZ	29 acres/ 97 lots	February 28, 2006	187,021	472	—	—	(187,493)	—	(0)
Buffington JV Fund II, Ltd.	Austin, TX	1,718 lots	March 1, 2006	3,871,450	24,984	—	—	(3,896,434)	—	(0)
CMC Communities, Inc.	Dallas, TX	27 Acres	June 1, 2006	3,247,002	782	—	—	(518,000)	—	2,729,783
Llano Development Company	Lubbock County	220.732 Acres	May 12, 2006	13,901,362	61,942	—	—	(5,250,078)	—	8,713,226
UMTH LD FLF I, LP	various	35 Lots	February 23, 2007	126,190	—	—	—	(126,190)	—	—
UMTH LD FLF I, LP	various	56 Lots	May 3, 2007	615,007	138	—	—	(615,146)	—	(1)
UMTH LD FLF I, LP	various	56 Lots	December 21, 2007	321,153	—	—	—	(321,153)	—	—
418 Southlake, Ltd	Texas City, TX	1,108 Lots	January 5, 2007	8,031,348	7,678	—	—	—	—	8,039,026

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding, L.P. and United Development Funding II, L.P. (Continued)

				Funding
				Amount	Cash
		# of Acres		(Incl	Expenditures			Payments
Name of Borrower	Location	/Lots	Date of Note	Interest)	Capitalized	Equity	Other	Received	Conversion	Total

CVGP	Tarrant County	403 Acres	April 11, 2007	57,016	—	—	—	(507,016)	450,000	—
Hidden Lakes Investments, LP	Galveston County	68.74 Acres	May 21, 2007	2,380,101	49,924	—	—	—	—	2,430,025
135 Settlers Place, Ltd	Harris County	127.74 Acres	June 22, 2007	1,170,515	1,746	—	—	(1,172,262)	—	(1)
Arete Real Estate & Development Co.	Fort Bend, TX	609 acres	July 2, 2007	3,520,902	1,250	—	—	(3,522,153)	—	(1)
Sinclair-KD, LLC	Bexar County	122.95 acres	September 26, 2007	882,454	282	—	—	—	—	882,736
165 Howe, LP	Adams, CO	190 lots	December 31, 2007	7,981,642	26,128	—	—	—	—	8,007,770
CTMGT, LLC	various	9,000 lots and 270 acres	May 1, 2008	16,722,610	8,805	—	—	(1,238,040)	—	15,493,375
Buffington Land, Ltd.	Austin, TX	2,151 lots	June 4, 2008	10,494,261	67,874	—	—	(605,785)	—	9,956,350
170 Dowdell, Ltd.	Houston, TX	357.89 acres	November 24, 2008	6,814,157	1,701	—	—	—	—	6,815,858
BHM Highpointe Private Roads, LLC	Austin, TX	526 lots	December 22, 2008	3,467,164	3,602	—	—	—	—	3,470,766

				298,301,897	1,687,088	—	(605,361)	(203,588,655)	(8,354,345)	87,440,624

TABLE VI (CONTINUED)
(UNAUDITED)

ACQUISITIONS OF SECURED LOANS AND EQUITY INVESTMENT BY PRIOR PROGRAMS

United Development Funding III, L.P.

					Cash
		# of Acres	Date of	Investment	Expenditures		Profit	Payments
Name of Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total

Centurion Acquisitions, LP	Denton County, TX	730 Lots	July 14, 2006	2,498,507	3,500	—	—	(2,502,007)	—	—
Midlothian Longbranch, LP	Ellis County, TX	124 Lots	August 14, 2006	902,272	3,691	—	—	(905,963)	—	—
CMC Communities, Inc.	Dallas County, TX	78 Lots	August 31, 2006	1,446,579	15,500	—	—	(548,246)	—	913,833
Arete Real Estate and Development Company	Houston, TX	16,785 Lots	September 27, 2006	6,404,934	36,318	—	—	(2,560,314)	—	3,880,939
Centurion Acquisitions, LP	Tarrant County, TX	2,000 Acres	November 16, 2006	7,107,576	8,000	—	—	(7,115,576)	—	—
Obra Land Acquisitions Two, LP	Harris County, TX	100 Acres	January 3, 2007	1,841,623	14,855	—	—	—	—	1,856,478
Buffington Hidden Lakes, Ltd	Pflugerville, TX	1,282 Lots	December 19, 2006	8,508,604	14,674	—	—	(8,523,278)	—	0
United Development Funding, LP	Adams County, CO	190 Lots	December 29, 2006	8,188,203	30,268	—	—	(213,522)	—	8,004,949
WC Southern Colony Development, LLC	Fort Bend, TX	65.47 Acres	February 21, 2007	2,607,916	9,460	—	—	(178,171)	—	2,439,205
Buffington JV Fund II, Ltd	Austin, TX	1,718 Lots	March 7, 2007	10,168,227	3,738	—	—	(10,171,966)	—	0
Llano Development Company	Lubbock, TX	338 Lots	March 20, 2007	7,770,335	10,482	—	—	—	—	7,780,817
Oak Island Investments, LLC	Bexar County, TX	344 Acres	March 28, 2007	4,576,719	2,140	—	—	(4,578,860)	—	(0)
Buff Star Ventures, Ltd.	Travis County, TX	991 Lots	May 16, 2007	1,018,418	5,020	—	—	(1,023,438)	—	—
Hidden Lakes Investments, LP	Galveston, TX	214 Lots	May 21, 2007	4,050,147	53,918	—	—	—	—	4,104,065
Sendera Ranch Phase I Development, LP	Tarrant County, TX	91 Lots	May 21, 2007	1,238,059	5,847	—	—	(1,243,906)	—	—
SPH Investments, Ltd.	Lincoln County, NM	233.29 Acres	May 31, 2007	4,073,754	1,996	—	—	(4,075,750)	—	—
Arete Real Estate and Development Company	Fort Bend, TX	609 Acres	July 2, 2007	4,623,872	48	—	—	(4,623,920)	—	(0)
Sinclair-KD, LLC	Bexar County, TX	515 lots	September 26, 2007	1,243,924	660	—	—	—	—	1,244,585
Buffington Colorado Crossing, Ltd.	Austin, TX	208.153 acres	August 17, 2007	3,733,628	10,746	—	—	(3,744,374)	—	0
Buffington Stonewall Ranch, Ltd.	Austin, TX	198.4 acres	August 17, 2007	6,838,333	8,791	—	—	(6,847,124)	—	—
Buffington Zachary Scott, Ltd.	Austin, TX	222.911 acres	August 17, 2007	3,807,577	8,791	—	—	(3,816,367)	—	0
High Desert Land Company, Inc.	Mohave, AZ	18 acres	August 28, 2007	2,616,499	30,882	—	—	—	—	2,647,381
UDF PM, LLC	Lubbock, TX	338 lots	September 4, 2007	13,036,429	35,955	—	—	(10,500,000)	—	2,572,384
CMC Communities, Inc.	Dallas, TX	78 Lots	September 12, 2007	686,783	1,494	—	—	(102)	—	688,176
Shahan Prairie, LP	Denton, TX	102.324 acres	September 20, 2007	1,751,585	—	—	—	(65)	—	1,751,520
Kerby Development, LLC	Bexar County, TX	31.487 acres	September 26, 2007	487,652	7,456	—	—	(100,000)	—	395,108
WS Mineral Holdings, LLC	Tarrant County, TX	1,093 acres	October 30, 2007	8,066,867	4,427	—	—	—	—	8,071,294
287 Waxahachie, LP	Tarrant County, TX	527 acres	November 28, 2007	1,514,795	—	—	—	(1,514,795)	—	—
UDF X, LP	various	blanket pledge of all borrower assets	November 16, 2007	35,291,161	44,950	—	—	(23,000,424)	—	12,335,686
CTMGT, LLC	Tarrant County, TX	9,000 lots and 270 acres of propty	December 21, 2007	51,706,813	8,037	—	—	(10,111,216)	—	41,603,634
UDF Northpointe, LLC	Collin County, TX	255 lots	December 31, 2007	13,262,082	103	—	—	(6,741,197)	—	6,520,987
CTMGT, LLC	Tarrant County, TX	9,000 lots and 270 acres of propty	January 10, 2008	18,547,665	9,761	—	—	(3,933,908)	—	14,623,518
CTMGT Sanger, LLC	Tarrant County, TX	295 acres	May 1, 2008	2,488,019	344	—	—	(2,488,363)	—	—
CTMGT, LLC	Dallas, TX	19.967 Acres	May 9, 2008	1,409,560	509	—	—	—	—	1,410,069
Buffington Brushy Creek Management, LLC	Austin, TX	317.94 acres	May 19, 2008	3,398,564	23,136	—	—	—	—	3,421,699
Buffington Land, LTD	Austin, TX	2,151 lots	May 30, 2008	59,358,582	50,113	—	—	(21,712,673)	—	37,696,022
Obra Homes, Inc.	Houston, TX	101 acres	June 27, 2008	1,362,667	—	—	—	—	—	1,362,667

					Cash
		# of Acres	Date of	Investment	Expenditures		Profit	Payments
Name of Investment	Location	or Lots	Funding	Amount	Capitalized	Equity	Participation	Received	Conversion	Total

Buffington Capital Homes, LTD	Austin, TX	22 lots	August 15, 2008	1,051,596	—	—	—	(333,051)	—	718,545
Buffington Capital Homes, LTD	Austin, TX	16 lots	August 15, 2008	1,014,894	—	—	—	(144,556)	—	870,338
United Development Funding, LP	Dallas, TX	blanket pledge of all borrower assets	August 21, 2008	41,288,392	8,843	—	—	(2,467,014)	—	38,830,221
Buffington Texas Classic Homes, LTD	Austin, TX	18 lots	August 21, 2008	478,316	—	—	—	(264,975)	—	213,341
United Development Funding LOF, LP	various	blanket pledge of all borrower assets	September 3, 2008	20,819,551	10,240	—	—	(4,495,500)	—	16,334,291
Buffington Capital Homes, LTD	Austin, TX	2 lots	September 12, 2008	90,391	—	—	—	(1,863)	—	88,529
Buffington Land, LTD	Austin, TX	108 lots	September 24, 2008	3,087,146	22,029	—	—	(2,290,144)	—	819,031
Buffington Texas Classic Homes, LTD	Austin, TX	8 lots	September 30, 2008	412,034	—	—	—	(259,403)	—	152,632
MC 246 South LTD	Dallas, TX	502.35 acres	October 9, 2008	4,676,141	7,007	—	—	(6,834)	—	4,676,313
Travis Ranch, LLC	Dallas, TX	807.906 acres	October 10, 2008	8,828,589	—	—	—	—	—	8,828,589
Buffington Capital Homes, LTD	Austin, TX	8 lots	October 21, 2008	341,723	—	—	—	(189,966)	—	151,757
Luckey Ranch Global Associates	San Antonio, TX	610 acres	November 20, 2008	1,010,827	—	—	—	(8,037)	—	1,002,790
UDF Northpointe, LLC	Dallas, TX	303 lots	December 5, 2008	3,298,632	—	—	—	—	—	3,298,632
BHM Highpointe Private Roads, LLC	Austin, TX	526 lots	December 29, 2008	10,412,297	—	—	—	—	—	10,412,297
WC Southern Colony Development, LLC	Houston, TX	30 acres	May 5, 2008	367,414	—	—	—	—	—	367,414

Total				$404,812,871	$513,731	—	—	$(153,236,865)	—	$252,089,738

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this pre-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Grapevine, State of Texas, on the 12th day of November, 2009.

UNITED DEVELOPMENT FUNDING IV

By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Hollis M. Greenlaw Hollis M. Greenlaw	Chief Executive Officer and Chairman of the Board of Trustees (Principal Executive Officer)	November 12, 2009

/s/ Cara D. Obert Cara D. Obert	Chief Financial Officer and Treasurer (Principal Financial Officer)	November 12, 2009

/s/ David A. Hanson David A. Hanson	Chief Operating Officer and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2009

/s/ Scot W. O’Brien Scot W. O’Brien	Trustee	November 12, 2009

/s/ Phillip K. Marshall Phillip K. Marshall	Trustee	November 12, 2009

/s/ J. Heath Malone J. Heath Malone	Trustee	November 12, 2009

/s/ Steven J. Finkle Steven J. Finkle	Trustee	November 12, 2009

EXHIBIT INDEX

Exhibit No.		Description

1.1		Amended and Restated Dealer Manager Agreement between Registrant, UMTH General Services, L.P. and Realty Capital Securities, LLC
1	.2*	Form of Soliciting Dealer Agreement
3	.1*	Second Articles of Amendment and Restatement of United Development Funding IV
3	.2*	Bylaws of United Development Funding IV
4	.1*	Form of Subscription Agreement (included as Exhibit B to prospectus)
4	.2*	Form of Distribution Reinvestment Plan (included as Exhibit C to prospectus)
4	.3*	Share Redemption Program (incorporated by reference from the description under “Description of Shares — Share Redemption Program” in the prospectus)
5	.1*	Opinion of Venable LLP as to legality of securities
8	.1*	Opinion of Morris, Manning & Martin, LLP as to tax matters
10	.1*	Form of Advisory Agreement by and between United Development Funding IV and UMTH General Services, L.P.
10	.2*	Form of Agreement of Limited Partnership of United Development Funding IV Operating Partnership, L.P.
10.3		Third Amended and Restated Escrow Agreement by and among the Registrant, Realty Capital Securities, LLC, and LegacyTexas Bank
10	.4*	Form of Participation Agreement by and between the Registrant, United Development Funding, L.P., United Development Funding II, L.P., United Development Funding III, L.P. and UMTH Land Development, L.P.
10	.5*	Guaranty Agreement (Limited) by the Registrant for the benefit of Community Trust Bank of Texas
21	.1*	List of Subsidiaries
23	.1*	Consent of Venable LLP (included in Exhibit 5.1)
23	.2*	Consent of Morris, Manning & Martin, LLP (included in Exhibit 8.1)
23	.3*	Consent of Whitley Penn LLP, Independent Registered Public Accounting Firm
24	.1*	Power of Attorney (included on signature page)

*	Previously filed.